UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 4, 2016

Date of Report (Date of earliest event reported)

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 4, 2016, pursuant to the terms of the previously announced Asset Purchase Agreement, dated as of June 29, 2016 (the “Asset Purchase Agreement”), by and between Rambus Inc. and an affiliated entity (“Rambus”) and Inphi Corporation and an affiliated entity (the “Sellers”), Rambus completed the acquisition of the assets of the Sellers’ Memory Buffer and Memory Register product lines for $90 million in cash. $11.25 million of the consideration will be placed in escrow to fund indemnification obligations for a period of 12 months following the closing.

The Asset Purchase Agreement includes certain customary representations, warranties and covenants on the part of the Sellers and Rambus. The Asset Purchase Agreement also includes various other provisions customary for transactions of this nature, including indemnification provisions. The foregoing is a summary of the material provisions of the Asset Purchase Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which was filed as Exhibit 10.1 to Rambus’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on July 22, 2016 and incorporated herein by reference.

Item 8.01	Other Events.

On August 4, 2016, Rambus Inc. issued a press release announcing the completion of the acquisition of assets of Sellers’ Memory Buffer and Memory Register product lines. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Rambus Inc., issued on August 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016	Rambus Inc.

/s/ Jae Kim
Jae Kim, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release of Rambus Inc., issued on August 4, 2016.